Exhibit 13.2     AMENDED


                  CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies that, to his knowledge, (i) the Form 20-F filed by Central Minera Corp. (the "Issuer") for the year ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange act of 1934, and (ii) the information contained in that report fairly present, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.


                                    CENTRAL MINERA CORP.



February 4, 2007                    /s/ Michael Cytrynbaum
                                    --------------------------------------------
                                    President and Chief Executive Officer

SIGNATURE

     Central Minera Corp. hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.


                               Central Minera Corp.


                               By:  /s/ Michael Cytrynbaum
                                    --------------------------------------------
                                    Name: Michael Cytrynbaum
                                    Title: President and Chief Executive Officer



Dated: December 28, 2006